Exhibit 99.1

Press Release

Epiq Reports First Quarter 2016 Results, Reaffirms 2016 Outlook

Conference Call Today at 4:30 pm ET

•	Adjusted EPS (non-GAAP) of $0.20(1)

•	Adjusted EBITDA of $26.7 million(1)

•	Operating Revenue of $131.5 million

Kansas City, Kan. (May 3, 2016) — Epiq Systems, Inc. (“Epiq”) (NASDAQ: EPIQ), a leading global provider of integrated technology and services for the legal profession, today announced results for its first quarter ended March 31, 2016. Epiq will hold an investor conference call today at 4:30 pm ET (information below).

Summary Results (Unaudited)

	Three months ended March 31,
(In millions, except share count and per share data)	2016	2015
Segment Operating Revenue
Technology	$93.2	$70.1
Bankruptcy & Settlement Administration	$38.3	$37.7
Total Operating Revenue	$131.5	$107.8
Net Income (Loss)	($0.1)	$1.7
Net Income Per Diluted Share	$0.0	$0.05
Adjusted EBITDA(1)	$26.7	$21.4
Adjusted Net Income(1)	$7.3	$5.7
Adjusted Earnings Per Diluted Share(1)	$0.20	$0.15
Adjusted Diluted Shares (in thousands)	37,357	36,914
Net Cash provided by (used in) Operating Activities	($10.3)	$3.8

(1)	Adjusted EBITDA, adjusted net income and adjusted earnings per share are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and reconciliation to the most comparable GAAP measure.

First Quarter 2016 Financial Overview

Quarterly consolidated operating revenue increased 22% to $131.5 million compared to $107.8 million in first quarter 2015. Adjusted EBITDA rose 25% to $26.7 million and adjusted earnings per diluted share increased 33% to $0.20 compared to the prior year quarter. The increases reflect Technology segment operating revenue growth of 33% primarily driven by domestic and international ESI (electronically stored information), which includes operating revenue from Iris Data Services, and North American document review services. The increase in operating revenue was complemented by operating efficiency and cost control initiatives.

First quarter 2016 adjusted net income increased 28% to $7.3 million compared to $5.7 million in first quarter 2015. Quarterly net income decreased by $1.8 million to a net loss of $0.1 million compared to net income of $1.7 million in the prior year quarter. The quarterly net loss reflects increases in amortization of identifiable intangible assets of $1.1 million and interest expense of $1.2 million primarily related to the acquisition of Iris Data Services in 2015 and an increase of $1.3 million related to Epiq’s ongoing review of strategic and financial alternatives. Increases in the aforementioned areas were partially offset by quarterly operating revenue gains.

First quarter 2016 capital expenditures, including property and equipment and software development, declined 38% to $5.3 million compared to $8.6 million in the prior year quarter. Quarterly net cash from operating activities declined $14.2 million compared to the prior year quarter reflecting higher accounts receivables resulting from increased revenue in prior quarters and the timing of revenue and collections.

Recent Company Highlights

•	Won significant eDiscovery engagements across verticals, including financial services and automotive, as well as other multi-jurisdictional matters with global law firms, including activity originating from Frankfurt, Germany. The Frankfurt office, launched in September 2015, is Epiq’s fastest growing new market to date in terms of operating revenue.

•	Unveiled DMXTM (DocuMatrix®), a new proprietary business intelligence platform that offers Epiq’s eDiscovery clients unprecedented insight to all of their case data and ultimately makes them more productive.

•	Released an enhanced ArcSM managed services offering tailored to corporate clients that addresses specific challenges in conducting eDiscovery, such as forecasting and cost control.

•	Appointed Deirdre McGuinness as managing director to focus on enterprise-wide initiatives to strengthen and expand law firm and corporate client relationships. Ms. McGuinness was previously managing director of corporate restructuring services at Kurtzman Carson Consultants, LLP (KCC).

•	Declared dividend of $0.09 per share and paid on May 2, 2016 to shareholders of record at the close of business on April 4, 2016.

“We are pleased to report a strong start to 2016 for Epiq and one that followed a solid close to 2015. Epiq has demonstrated the benefits of our global scale, successful integration of Iris and company-wide cost control initiatives over the last few quarters,” said Tom W. Olofson, chairman and chief executive officer.

Mr. Olofson continued, “We had stronger than expected operating revenue relative to our first quarter forecast. Given that it is early in the year—and quarterly fluctuations in revenue are inherent in our business—we are maintaining our 2016 outlook at this time. We will continue executing our strategic plan for achievement this year, particularly in the areas of margin and profitability.”

Segment Review

Technology Segment (eDiscovery)

	Three months ended March 31,
(In millions)(Unaudited)	2016	2015
Operating Revenue	$93.2	$70.1
Adjusted EBITDA	$25.8	$18.2
Segment Operating Revenue Mix By Service Type
Electronically Stored Information (ESI)	62%	60%
Document Review	38%	40%
Segment Operating Revenue Mix By Region
North America	$71.2	$53.7
Europe and Asia	$22.0	$16.4

Epiq’s Technology segment provides integrated technology solutions for electronic discovery (eDiscovery), including ESI, document review and eDiscovery managed services. First quarter 2016 Technology segment operating revenue grew 33% compared to the prior year period. The increase reflects significant retentions and expansions of ongoing projects in global ESI and document review services related to M&A second requests, corporate litigation and regulatory investigations. Quarterly operating revenue from Epiq’s international eDiscovery operations increased 34% on a year-over-year basis mostly from new clients and retentions in Europe and Asia. International eDiscovery comprised 24% of Technology segment revenue compared to 23% in the prior year quarter.

Segment adjusted EBITDA grew 42% versus the prior year period reflecting an operating revenue mix shift to higher margin ESI in domestic and international operations relative to document review, in addition to the aforementioned increase in Technology operating revenue. The increases were complemented by improved margin in document review services and reduced capital spending and IT costs.

Bankruptcy and Settlement Administration (“B&SA”) Segment

	Three months ended March 31
(In millions)(Unaudited)	2016	2015
Operating Revenue	$38.3	$37.7
Adjusted EBITDA	$11.7	$12.7

First quarter 2016 B&SA segment operating revenues increased 1.6%, primarily driven by growth in data breach response engagements, including the Office of Personnel Management case initially announced last fall. Settlement administration operating revenue growth of 29% offset a year-over-year operating revenue decline of 23% in bankruptcy solutions, which was in-line with company estimates. The decrease in bankruptcy solutions operating revenue reflects a lower level of activity related to a large Ch. 11 engagement and non-traditional bankruptcy clients compared to the prior year period, and a competitive corporate restructuring market amid a persistent low level of bankruptcy filings. Quarterly segment adjusted EBITDA decreased 8% on a year over year basis reflecting an increase in lower margin noticing and mailing services relative to higher margin bankruptcy services compared to the same period last year.

2016 Financial Outlook

Based on current expectations, Epiq maintains its initial 2016 financial outlook and estimates operating revenue for 2016 between $520 million and $540 million, adjusted EBITDA between $112 million and $118 million, and adjusted earnings per share between $0.87 and $0.90. This guidance includes a number of assumptions based on current facts and expectations, which are subject to change.

It is not possible to provide a reconciliation of estimated adjusted EBITDA or adjusted net income (used to calculate adjusted earnings per share) to estimated net income due to the unknown effect, timing and potential significance of certain income statement items. The methodology to reconcile adjusted EBITDA and adjusted net income to net income and the calculation of adjusted earnings per share is included in the accompanying tables.

INVESTOR CONFERENCE CALL INFORMATION

Management will host an investor conference call today at 4:30 p.m. ET (3:30 p.m. CT).

Call Dial in:	(877) 303-6311 or (631) 813-4730

Webcast URL:	http://www.epiqsystems.com/investors/corporate-overview/

Audio replay:	(855) 859-2056, ID# 93486746, available through May 10, 2016

About Epiq Systems

Epiq (NASDAQ: EPIQ) is a leading global provider of professional services and integrated technology for the legal profession. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions and regulatory compliance, corporate restructuring and bankruptcies, class action and mass tort proceedings, federal regulatory actions and data breach responses. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income (loss) adjusted for amortization of acquisition intangibles, share-based compensation expense, contingent equity award expense, acquisition and related expense, loan fee amortization and write off, litigation (recovery) expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income (loss) adjusted for depreciation and amortization expense, share-based compensation expense, contingent equity award expense, acquisition and related expense, net expense related to financing, litigation (recovery) expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense, and income tax expense (benefit)). Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and

Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) general economic conditions and the cyclical nature of certain markets; (4) risks of errors or fraud related to our business processes, (5) interruptions or delays in service at data centers we utilize for delivery of our services, (6) undetected errors in, and failure of operation of, software products releases, (7) unavailability of third-party technology, (8) failure of our financial, operating and information systems to operate as intended, (9) our inability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks of litigation for infringement of proprietary rights, (13) future government legislation or changes in judicial interpretations, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) volatility of the market price of our common stock, (17) the impact of our current review process of strategic alternatives, (18) the impact of potential proxy contests and related litigation, (19) our failure to pay cash dividends, (20) our inability to raise additional capital to fund our operations because of our level of indebtedness, (21) our inability to maintain compliance with debt covenant ratios, (22) risks associated with indebtedness and interest rate fluctuations, (23) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, and (24) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Investor Contacts Kelly Bailey Epiq Systems 913-621-9500 kbailey@epiqsystems.com	Chris Eddy Catalyst Global 212-924-9800 epiq@catalyst-ir.com

###

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Operating revenue	$131,528	$107,755
Reimbursable expenses	15,003	11,273

Total revenue	146,531	119,028

Operating Expense:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	65,153	51,029
Reimbursable expenses	14,908	10,504
Selling, general and administrative expense	47,742	39,064
Depreciation and software and leasehold amortization	9,534	8,765
Amortization of identifiable intangible assets	3,774	2,685
Other operating expense, net	53	137

Total operating expense	141,164	112,184

Operating income	5,367	6,844

Interest expense (income):
Interest expense	5,408	4,229
Interest income	(33)	(4)

Net Interest expense	5,375	4,225

Income (loss) before income taxes	(8)	2,619

Income tax expense	57	886

Net income (loss)	($65)	$1,733

Net income (loss) per common share:
Basic	—	$0.05
Diluted	—	$0.05

Weighted average common shares outstanding:
Basic	37,068	36,281
Diluted	37,068	36,914

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31,	December 31,
	2016	2015
ASSETS:
Cash and cash equivalents	$20,223	$27,620
Trade accounts receivable, net	163,464	140,597
Property and equipment, net	72,846	77,715
Internally developed software, net	16,429	15,971
Goodwill	477,319	477,479
Other intangibles, net	41,169	44,943
Other	37,974	39,572

Total Assets	$829,424	$823,897

LIABILITIES:
Current liabilities (excluding debt)	$61,300	$72,686
Indebtedness	399,522	383,578
Other non-current liabilities	59,342	59,512
Total equity	309,260	308,121

Total Liabilities and Equity	$829,424	$823,897

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2016	2015
Cash Flows From Operating Activities:
Net income (loss)	(65)	1,733
Non-cash adjustments to net income (loss):
Depreciation and amortization	13,308	11,450
Other, net	2,689	2,662
Changes in operating assets and liabilities, net
Trade accounts receivable	(23,784)	(13,349)
Other, net	(2,489)	1,328

Net cash provided by (used in) operating activities	(10,341)	3,824

Cash Flows From Investing Activities:
Property and equipment; and internally developed software	(5,342)	(8,618)
Other	458	1

Net cash used in investing activities	(4,884)	(8,617)

Cash Flows From Financing Activities:
Net change in indebtedness	15,653	(2,496)
Common stock repurchases	(4,416)	(4,017)
Cash dividends paid	(3,382)	(3,340)
Payment of acquisition-related liabilities	—	(18)
Debt issuance costs	—	(612)
Other, net	108	506

Net cash provided by (used in) financing activities	7,963	(9,977)

Effect of exchange rate changes on cash	(135)	(1,148)

Net decrease in cash and cash equivalents	($7,397)	($15,918)

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS)

TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2016	2015
Net Income (Loss)	($65)	$1,733
Plus:
Depreciation and amortization expense	13,308	11,450
Share-based compensation expense	2,516	1,621
Contingent equity award expense(1)	2,946	—
Acquisition and related expense (2)	52	203
Expense related to financing, net (3)	5,375	4,111
Litigation (recovery) expense, net (4)	22	(520)
Timing of recognition of expense (5)	—	(290)
Reorganization expense (6)	—	1,182
Loss on disposition of assets	180	18
Strategic and financial review expense(7)	2,301	1,047
Income tax expense	57	886

	26,757	19,708

Adjusted EBITDA	$26,692	$21,441

(1)	Expense related to restricted stock awards issued to our executive officers and directors and annual incentive awards that Epiq has historically paid in common stock that are contingent upon shareholder approval of an amendment and restatement of our equity compensation plan at our 2016 annual shareholder meeting. If shareholder approval is not obtained, these awards would convert to a cash expense and would reduce our Adjusted EBITDA.
(2)	Acquisition and related expense includes one-time costs associated with acquisitions.
(3)	Expense related to financing is net of interest income.
(4)	Litigation expense and recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.
(7)	Includes legal and other professional expenses incurred in connection with our strategic and financial review process and expenses related to a legal dispute with a shareholder.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS)

TO ADJUSTED NET INCOME (NON-GAAP)

(Unaudited)

(In thousands, except per share data)

	Three months ended
	March 31
	2016	2015
Net Income (Loss)	($65)	$1,733
Plus (net of tax) (1) :
Amortization of acquisition intangibles	2,265	1,611
Share-based compensation expense	1,510	973
Contingent equity award expense(2)	1,767	—
Acquisition and related expense (3)	31	146
Loan fee amortization and write-off	237	362
Litigation (recovery) expense, net (4)	13	(172)
Timing of recognition of expense (5)	—	(174)
Reorganization expense (6)	—	709
Loss on disposition of assets	108	11
Strategic and financial review expense(7)	1,380	628
Effective tax rate adjustment (8)	60	(162)

	7,371	3,932

Adjusted Net Income	$7,306	$5,665

Adjusted Earnings Per Share - Diluted	$0.20	$0.15

(1)	Individual adjustments are calculated using a tax rate of 40%.
(2)	Expense related to restricted stock awards issued to our executive officers and directors and annual incentive awards that Epiq has historically paid in common stock that are contingent upon shareholder approval of an amendment and restatement of our equity compensation plan at our 2016 annual shareholder meeting. If shareholder approval is not obtained, these awards would convert to a cash expense and accordingly would reduce our Adjusted Net Income and Adjusted Earnings per Share-Diluted.
(3)	Acquisition and related expense includes one-time costs associated with acquisitions.
(4)	Litigation expense or recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.
(7)	Includes legal and other professional expenses incurred in connection with our strategic and financial review process and expenses related to a legal dispute with a shareholder.
(8)	The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

OPERATING REVENUE

(Unaudited)

(In thousands)

	Three months ended
	March 31,
	2016	2015
Technology	$93,257	$70,023

Bankruptcy	15,469	20,082
Settlement Administration	22,802	17,650

Total Bankruptcy and Settlement Administration	38,271	37,732

Total Operating Revenue	$131,528	$107,755

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three months ended
	March 31,
	2016	2015
Technology	$25,817	$18,208
Bankruptcy and Settlement Administration	11,738	12,704
Unallocated Expenses	(10,863)	(9,471)

Total Adjusted EBITDA(1)	$26,692	$21,441

(1)	Adjusted EBITDA excludes expenses related to depreciation and amortization, share-based compensation, contingent equity award expense, acquisition and related expense, financing expense, litigation expense or recovery, timing of recognition of expense, gain or loss on disposition of assets, strategic and financial review expense, and income tax expense or benefit. See footnote 1 to the Reconciliation of Net Income (Loss) to Adjusted EBITDA for additional information related to contingent equity awards.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES

CALCULATION OF NET INCOME PER SHARE AND

DILUTED ADJUSTED EARNINGS PER SHARE (NON-GAAP)

(Unaudited)

(In thousands, except per share data)

	Three months ended
	March 31,
	2016	2015
Net Income (Loss)	($65)	$1,733

Basic Weighted Average Shares	37,068	36,281
Adjustment to reflect share-based awards	—	633

Diluted Weighted Average Shares(1)	37,068	36,914

Net Income (Loss) Per Share - Diluted	—	$0.05

Adjusted Net Income(2)	$7,306	$5,665
Basic Weighted Average Shares	37,068	36,281
Adjustment to reflect share-based awards	289	633

Diluted Weighted Average Shares	37,357	36,914

Adjusted Earnings Per Share - Diluted	$0.20	$0.15

(1)	Diluted weighted average shares outstanding for the three months ended March 31, 2016 excludes the impact of share-based awards due to the GAAP Net Loss reported for the period.
(2)	Adjusted net income excludes amortization of acquisition intangibles, share-based compensation expense, contingent equity award expense, acquisition and related expense, loan fee amortization and write off, litigation (recovery) expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic and financial review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax.